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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                NOVEMBER 17, 2000
                           Date of Filing of Form 8-k

                                NOVEMBER 13, 2000
                Date of Report (Date of Earliest Event Reported)

                           KELLSTROM INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                   0-23764                 13-3753725
(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
    of Incorporation)                                      Identification No.)

                           1100 INTERNATIONAL PARKWAY
                             SUNRISE, FLORIDA 33323
                    (Address of Principal Executive Offices)

                                 (954) 845-0427
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed since Last Report)



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ITEM 5.  OTHER EVENTS.


Effective November 13, 2000, the Company sold $30.0 million of senior subordinated notes and warrants to Key Principal Partners, L.L.C. The notes are due on November 13, 2007, bear interest at 13.0% and are subordinated to the Company's senior lending facility with a syndicate of banks led by Bank of America.

In connection with the sale of the notes, the Company issued warrants to purchase up to a maximum of 693,232 shares of the Company's common stock (5.5% of the Company's outstanding common stock) for $0.01 per warrant. The warrants, which also expire on November 13, 2007, are immediately exercisable with respect to 368,381 shares of common stock. An additional 324,851 shares of common stock may be purchased pursuant to the warrants on and after December 31, 2000 if, and only if, the Company, and/or one or more joint ventures in which the Company is an equity participant, fails to complete the acquisition of substantially all of the parts business of Aviation Sales Company by that date. The warrants also contain standard anti-dilution provisions.

Until the repayment of the notes, a representative of Key Principal Partners, or subsequent purchasers of the notes, will be entitled to attend all meetings of the Company's Board of Directors and to receive all information distributed to Board members.

Approximately $12.7 million of the proceeds from the sale of the notes and warrants was used to prepay the Company's 11 3/4% senior subordinated notes held by The Equitable Life Assurance Society, of which $5 million in principal was due in January 2002, $5 million in principal was due in January 2003 and $1.25 million in principal was due in January 2004. The balance of the proceeds initially will be used to pay down the senior credit facility as well as to finance future growth.



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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits.

         EXHIBIT NO.      DESCRIPTION
         -----------      -----------

         99.1             Press Release of Kellstrom dated November 16, 2000

         99.2 Senior Subordinated Note and Warrant Purchase Agreement dated November 13, 2000 between Kellstrom Industries, Inc. and Key Principal Partners, L.L.C.

         99.3             Common Stock Purchase Warrant



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              KELLSTROM INDUSTRIES, INC.


                                              Name: /s/  Zivi R. Nedivi
                                                   ----------------------
                                              Title:    President

Date: November 16, 2000




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